The JPMorgan
ETF Efficiente Series X Index Series
Index Rules

October 8, 2014

© All Rights Reserved

PART A

THE JPMORGAN ETF EFFICIENTE SERIES X INDEX SERIES
INDEX RULES

1.           Introduction

This document comprises the rules of the JPMorgan ETF Efficiente Series X Index Series, a family of notional rules-based proprietary indices.  The rules are divided into Part A (which includes Schedule 1 and applies to every index comprised in the JPMorgan ETF Efficiente Series X Index Series) and Part B.

Table A in Schedule 1 sets out each index in the JPMorgan ETF Efficiente Series X Index Series (each, an “ETF Efficiente Index” and together the “ETF Efficiente Indices”).  The relevant parameters for each ETF Efficiente Index (Target Volatility, Fee, Start Date, Index Level on the Start Date and Weighting Constraints) are provided in the applicable module in Part B for such ETF Efficiente Index.

The Rules may be supplemented, amended or restated from time to time at the discretion of J.P. Morgan Securities plc (“JPMS”) in its capacity as Index Calculation Agent.  The Rules will be re-published no later than one calendar month following supplementation or amendment to reflect any such changes.  Copies of the current Rules are available from JPMS upon request.

This document is published by JPMS of 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom in its capacity as Index Calculation Agent.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE RISK FACTORS AND NOTICES, DISCLAIMERS AND CONFLICTS OF INTEREST SECTIONS BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH RISK FACTORS, NOTICES, DISCLAIMERS AND CONFLICTS OF INTEREST.

NOTHING IN THESE RULES CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

2.           General Notes on the ETF Efficiente Indices

Each ETF Efficiente Index is a notional dynamic basket that tracks the total return of a basket consisting of eleven exchange-traded funds (each an, “ETF”) and two commodity trust exchange-traded products (each, an “ETP”) (each ETP and ETF a “Constituent” and together the “Constituents”), with dividends reinvested. The Constituents are subject to the provisions of Section 10 (Extraordinary Events) below. The Constituents represent a diverse range of asset classes and geographic regions.  Unless a Market Disruption Event has occurred and is continuing, the weight assigned to each Constituent within an ETF Efficiente Index will be adjusted on a monthly basis on the first Index Business Day of each month (each such day, a “Re-weighting Date”) (as described in Section 7 (ETF Efficiente Index Rebalancing) below).

The weight assigned to each Constituent on a Re-weighting Date will be determined on the day that is two Index Business Days before the Re-weighting Date (the “Re-weighting Selection Date”) by reference to the returns and volatilities of multiple hypothetical portfolios comprising the Constituents measured over the immediately preceding Performance Observation Period.

The re-weighting methodology (as described in more detail below) seeks to identify a weight for each of the Constituents that would have resulted in the hypothetical portfolio with the highest return over the relevant Performance Observation Period, subject to an annualized volatility over the same period equal to or less than a specified volatility (the “Target Volatility”). The Target Volatility for each ETF Efficiente Index is specified in the applicable module in Part B.

No assurance can be given that the investment strategy used to construct any ETF Efficiente Index will be successful or that any ETF Efficiente Index will outperform any alternative basket or strategy that might be constructed from the Constituents.  Furthermore, no assurance can be given that any ETF Efficiente Index will achieve its Target Volatility.  The actual realized volatility of each ETF Efficiente Index may be greater or less than its Target Volatility.

Subject to the occurrence of a Market Disruption Event, the level of each ETF Efficiente Index (the “Index Level”) will be calculated by the Index Calculation Agent on each Index Business Day to an accuracy of two decimal places.  The Index Level is calculated in USD in accordance with the methodology set out in Section 8 (ETF Efficiente Index Level) below.

Each ETF Efficiente Index is described as a notional basket of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  Each ETF Efficiente Index merely references certain assets, the performance of which will be used as a reference point for calculating the Index Level.

3.           Index Calculation Agent

JPMS or any affiliate or subsidiary designated by it will act as calculation agent (the “Index Calculation Agent”) for each ETF Efficiente Index.  The Index Calculation Agent’s determinations in respect of each ETF Efficiente Index and interpretation of these Rules are final.  Further information is contained in the statement of Responsibility set out in Section 12 (Responsibility) below.

4.           The Constituents

The notional basket of assets for each ETF Efficiente Index (the “Constituents” and each a “Constituent”) is set out in Table 1 below.  Table 1 also contains the Bloomberg ticker for each Constituent for ease of identification, and for each Constituent the Primary Exchange and Related Exchange for each Constituent.

Table 1

i	Constituent Name	Bloomberg Ticker	Primary Exchange	Related Exchange
1	Vanguard S&P 500 ETF	VOO	NYSE Arca	All Exchanges
2	iShares Core S&P Small-Cap ETF	IJR	NYSE Arca	All Exchanges
3	Vanguard FTSE Developed Markets ETF	VEA	NYSE Arca	All Exchanges
4	iShares 20+ Year Treasury Bond ETF	TLT	NYSE Arca	All Exchanges
5	iShares iBoxx $ Investment Grade Corporate Bond ETF	LQD	NYSE Arca	All Exchanges
6	SPDR Barclays High Yield Bond ETF	JNK	NYSE Arca	All Exchanges
7	Vanguard FTSE Emerging Markets ETF	VWO	NYSE Arca	All Exchanges
8	iShares J.P. Morgan USD Emerging Markets Bond ETF	EMB	NYSE Arca	All Exchanges
9	Vanguard REIT ETF	VNQ	NYSE Arca	All Exchanges
10	iShares S&P GSCI Commodity-Indexed Trust	GSG	NYSE Arca	All Exchanges
11	iShares Gold Trust	IAU	NYSE Arca	All Exchanges
12	iShares TIPS Bond ETF	TIP	NYSE Arca	All Exchanges
13	iShares 1-3 Year Treasury Bond ETF	SHY	NYSE Arca	All Exchanges

5.           Initial Composition of the ETF Efficiente Indices

On the applicable Start Date for the relevant ETF Efficiente Index, such ETF Efficiente Index comprised notional holdings in the Constituents with Weights determined as of the Re-weighting Selection Date immediately preceding the Start Date (the “Initial Re-weighting Selection Date”), and effected as of the relevant Re-weighting Date (the “Initial Re-weighting Date”), which may also be the Start Date, in accordance with Section 6 (Determining the Weights for the Constituents).  References in these Rules to the “Re-weighting Date” or the “Re-weighting Selection Date”, respectively, shall be deemed to include references to the Initial Re-weighting Date or the Initial Re-weighting Selection Date, respectively.

The composition of each ETF Efficiente Index will be adjusted in accordance with the methodology described in the remainder of these Rules.

The Index Level on the Start Date for each ETF Efficiente Index is provided in the applicable module for that ETF Efficiente Index in Part B. The Index Level for each ETF Efficiente Index was USD 100 on December 31, 2007 (the “Base Date”).

6.           Determining the Weights for the Constituents

On the Initial Re-weighting Selection Date and thereafter on a monthly basis on each subsequent Re-weighting Selection Date, the Index Calculation Agent will determine the weight (the “Weight”) to be assigned to each Constituent on the immediately following Re-weighting Date in accordance with the methodology described in this Section 6.

6.1           Identifying the Performance Observation Periods

On each Re-weighting Selection Date k, the Index Calculation Agent will identify the applicable Performance Observation Period k (being the period of 126 Weekdays prior to and including the Re-weighting Selection Date k) (the “Performance Observation Period”).

6.2           Identifying the Unique Portfolio for Each Performance Observation Period

With respect to the applicable Performance Observation Period identified by the Index Calculation Agent with respect to a Re-weighting Selection Date k, the Index Calculation Agent will:

(a)
Calculate the Closing TR Level of each Constituent for each Weekday during the relevant Performance Observation Period.  If any such Weekday is not a Dealing Day with respect to a Constituent or if the Index Calculation Agent cannot obtain relevant reliable information from third party sources, the Closing TR Level for that Constituent in respect of such Weekday shall be deemed to be the Closing TR Level for that Constituent as of the immediately preceding Dealing Day for that Constituent for which the Index Calculation Agent can obtain relevant reliable information from third party sources;

(b)	Identify all possible Eligible Portfolios in accordance with Section 6.4 (Eligible Portfolios & Weighting Constraints) below.

(c)	Calculate the Performance of each such Eligible Portfolio over the relevant Performance Observation Period in accordance with the following formula:

where:

means the Performance of Eligible Portfolio j on Re-weighting Selection Date k;
means the Closing TR Level of Constituent i on Re-weighting Selection Date k;
means the Closing TR Level of Constituent i on the first Weekday of Performance Observation Period k; and
means the weighting of Constituent i within Eligible Portfolio j.

Closing TR Level means, subject to the provisions of Section 9 (Market Disruption), with respect to Constituent i and a Dealing Day, t,  the Closing Level of the Constituent with dividends re-invested, which will be determined as follows:

where:

 means the Closing TR Level of Constituent i on the Dealing Day immediately preceding Dealing Day t;

 means the Closing Level of Constituent i on Dealing Day t

 means the Closing Level of Constituent i on the Dealing Day immediately preceding Dealing Day t; and

           means
(a)           if Dealing Day t is an Ex Dividend Date for Constituent i, the Gross Dividend Amount of Constituent i in respect of such Ex-Dividend Date; and
(b)           otherwise, 0.

For purposes of determining the Closing TR Level for any Constituent for any Dealing Day, if the immediately preceding Dealing Day (“Prior Dealing Day”) for such Constituent was a Disrupted Day then, in the formula for determining the Closing TR Level for such Dealing Day, (i) the Closing TR Level for that Prior Dealing Day shall be replaced with the Closing TR Level on the immediately preceding Dealing Day that was not a Disrupted Day (the “Prior Non-Disrupted Dealing Day”) for such Constituent, (ii) the Closing Level for that Prior Dealing Day shall be replaced with the Closing Level on the Prior Non-Disrupted Dealing Day for such Constituent, and (iii) the Gross Dividend Amount of the Constituent in respect of such Dealing Day shall be replaced with the sum of the Gross Dividend Amounts of the Constituent in respect of all days from and excluding the Prior Non-Disrupted Dealing Day to and including such Dealing Day.

(d)	Calculate the Realized Volatility of each such Eligible Portfolio over Performance Observation Period k in accordance with the following formula:

where:

means the Realized Volatility of Eligible Portfolio j on Re-weighting Selection Date k;
 means 125, the number of Weekday returns during Performance Observation Period k;

 means the weighted sum of the natural logarithms of daily returns of each Constituent from Weekday n-1 to Weekday n in Performance Observation Period k, calculated in accordance with the following formula:

where:

means the Closing TR Level of Constituent i on Weekday n in Performance Period k;

means the Closing TR Level of Constituent i on Weekday n-1 in Performance Period k; and
means the weighting of Constituent i within Eligible Portfolio j.

(e)
Select the Eligible Portfolio with the strongest performance over the relevant Performance Observation Period (with a precision of as many decimal places as necessary) that has an annualized Realized Volatility equal to or less than the Target Volatility.  The Eligible Portfolio that satisfies these criteria is known as the “Unique Portfolio” for that Performance Observation Period.

(f)
If none of the Eligible Portfolios has an annualized Realized Volatility of equal to or less than the Target Volatility, the Target Volatility will be increased by one percent (1%) and step 6.2(e) above will be repeated until a Unique Portfolio is selected. These steps, including an increase to the Target Volatility, may be repeated further until a Unique Portfolio is selected.

6.3	Determining the Weight to be assigned to each Constituent on the relevant Re-weighting Date

The Weight to be assigned to each Constituent as of any Re-weighting Date will be the weight assigned to such Constituent within the Unique Portfolio identified with respect to the immediately preceding Re-weighting Selection Date in accordance with Section 6.2 above.

The effective Weight of each of the Constituents within each ETF Efficiente Index may fluctuate during the period from one Re-weighting Date to the next Re-weighting Date due to movements in the level of the Constituents.

6.4	Eligible Portfolios & Weighting Constraints

For each ETF Efficiente Index, an “Eligible Portfolio” is any hypothetical portfolio of Constituents that comprises all thirteen (13) of the Constituents and that satisfies the “Weighting Constraints” detailed in the applicable module in Part B for such ETF Efficiente Index.

7.           ETF Efficiente Index Rebalancing

Unless a Market Disruption Event has occurred and is continuing, the relevant ETF Efficiente Index will be rebalanced on the first Index Business Day of each calendar month.

8.           ETF Efficiente Index Level

Unless a Market Disruption Event has occurred and is continuing, the Index Level of each ETF Efficiente Index will be calculated by the Index Calculation Agent for each Index Business Day in accordance with the following algorithm:

On the Base Date the Index Level was 100 for each ETF Efficiente Index.  On each Index Business Day t from but excluding Re-weighting Date k to and including the next following Re-weighting Date k+1, the level of the ETF Efficiente Index will be calculated according to the following formula:

where:
 means the Index Level of the applicable ETF Efficiente Index on Index Business Day t;
 means the Index Level of the applicable ETF Efficiente Index on Re-weighting Date k;
means the Fee specified in the applicable module in Part B for the applicable ETF Efficiente Index; and
 means the number of calendar days from but excluding Re-weighting Date k to and including Index Business Day t where:

means, for i=1 through 13, the Closing TR Level of Constituent i;
means, for i=1 through 13, the Closing TR Level of Constituent i; and
means the Weight assigned to Constituent i on Re-weighting Date k (for all Constituents), where i for each Constituent is the number (1 through 13) assigned to that Constituent in Table 1 in Section 4 (The Constituents) (above).

9.           Market Disruption

9.1	On a Re-weighting Selection Date

If a Re-weighting Selection Date is a Disrupted Day in respect of any Constituent (each such Constituent for these purposes, an “Affected Constituent”), then the relevant Re-weighting Selection Date shall remain the originally scheduled Re-weighting Selection Date and the Closing TR Level for each Affected Constituent in respect of such Disrupted Day shall be deemed to be the Closing TR Level for the Affected Constituent as of the immediately preceding Dealing Day for the Affected Constituent that was not a Disrupted Day.

9.2	On a Re-weighting Date

If a Re-weighting Date is a Disrupted Day in respect of any Constituent (each such Constituent for these purposes, an “Affected Constituent”), then the relevant Re-weighting Date shall be deemed to be the first following day that is a Dealing Day for all of the Constituents and that is not a Disrupted Day for any Constituent, unless each of the five Index Business Days immediately following the day originally scheduled to be the Re-weighting Date is a Disrupted Day for any Constituent, in which case such fifth Index Business Day following the day originally scheduled to be the relevant Re-weighting Date shall be deemed to be the relevant Re-weighting Date (notwithstanding that it is a Disrupted Day in respect of at least one Constituent), and the Index Calculation Agent shall re-weight the relevant ETF Efficiente Index acting in good faith using such information and/or methods as it determines, in its reasonable discretion, are appropriate.

9.3           On an Index Business Day

If any Index Business Day is a Disrupted Day for one or more Constituents (each such Constituent for these purposes, an “Affected Constituent”), the Index Calculation Agent may either:

(a)
calculate its good faith estimate of the Index Level for such Index Business Day, using its good faith estimate of the Closing TR Level of the Affected Constituent(s).  Any such estimated level may be subject to correction on the first succeeding Index Business Day that is not a Disrupted Day in respect of such Affected Constituent and on the first succeeding Index Business Day that is not a Disrupted Day in respect of any Constituent; or

(b)	suspend the calculation and publication of the Index Level until the first succeeding Index Business Day that is not a Disrupted Day in respect of any Constituent.

For purposes of determining the Closing TR Level for any Constituent for any Dealing Day, if the Prior Dealing Day for such Constituent was a Disrupted Day then, in the formula for determining the Closing TR Level for such Dealing Day, (i) the Closing TR Level for that Prior Dealing Day shall be replaced with the Closing TR Level on the Prior Non-Disrupted Dealing Day for such Constituent, (ii) the Closing Level for that Prior Dealing Day shall be replaced with the Closing Level on the Prior Non-Disrupted Dealing Day for such Constituent, and (iii) the Gross Dividend Amount of the Constituent in respect of such Dealing Day shall be replaced with the sum of the Gross Dividend Amounts of the Constituent in respect of all days from and excluding the Prior Non-Disrupted Dealing Day to and including such Dealing Day.

9.4	Definitions Related to Market Disruption

(a)            “Disrupted Day” means in respect of a Constituent, a Dealing Day on which a Market Disruption Event occurs or is continuing in respect of such Constituent.

(b)           A “Market Disruption Event” occurs if the Index Calculation Agent in its sole discretion determines that on any Dealing Day there has been:

(i) in respect of any Reference Index of any Constituent, a failure by the relevant sponsor to calculate and publish the Closing Level for such index on such Dealing Day, or any event that, in the determination of the Index Calculation Agent, disrupts or impairs the ability of market participants generally to effect transactions in or obtain market values for any securities or components that compose the relevant index, any options on instruments related to such securities or components, or relevant futures related to such securities or components, if such disruption or impairment relates to securities or components and related options or futures on the same or additional securities or components which securities and components in the aggregate compose 20 percent or more of the level of the relevant index; or

(ii) in respect of any Reference Index of any Constituent that is an equity index, an Equity Index Disruption Event; or

(iii) in respect of any Reference Index of any Constituent that is a commodity index or any Reference Commodities of any Constituent, a Commodity Disruption Event; or

(iv) in respect of a Constituent, a Constituent Disruption Event; and

the Index Calculation Agent determines in its sole discretion that the applicable event described above could materially interfere with the ability of market participants to transact in positions with respect to the relevant ETF Efficiente Index, any Constituent or the Reference Index of any Constituent.

For the purpose of determining whether a Market Disruption Event with respect to an index and a Dealing Day exists at any time, if trading in a security or component included in the applicable index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the applicable index will be based on a comparison of (x) the portion of the level of the applicable index attributable to that security relative to (y) the overall level of the applicable index, in each case immediately before that suspension or limitation.

(c)           “Equity Index Disruption Event” means, in each case as determined by the Index Calculation Agent in its sole discretion, subject to the provisions of Section 9.4(g):

(i)           the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20% or more of the level of the equity index on the relevant primary exchanges for such securities for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant primary exchanges; or

(ii)           if applicable, the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the equity index for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such applicable exchange or market.

(d)           “Commodity Disruption Event” means, in each case as determined by the Index Calculation Agent in its sole discretion:

(i)           A material limitation, suspension, discontinuation or disruption of trading in one or more of the relevant Reference Commodities;

(ii)           A material limitation, suspension, discontinuation or disruption of trading in one or more options or futures contracts on (x) a relevant commodity or commodities related to the relevant commodity index or (y) the relevant Reference Commodities, which results in failure by the relevant exchange on which any such option(s) and/or futures contract(s) is/are traded to report an official settlement price for such option(s) and/or futures contract(s) on the day on which such event occurs or any succeeding day on which it continues;

(iii)           a limitation, suspension or disruption of trading in one or more options or futures contracts on (x) a relevant commodity or commodities related to the relevant commodity index or (y) the relevant Reference Commodities, by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange and which the Index Calculation Agent determines is material to trading volume and market conditions in such option(s) or futures contract(s) on such Dealing Day;

(iv)           publication by the relevant exchange of a “limit price” as the official settlement price for  any futures contract on (x) the relevant commodity or commodities related to the relevant commodity index or (y) the relevant Reference Commodities (by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange);

(v)           the occurrence of a Non-Publication Event;

(vi)           the relevant exchange for any futures contracts on (x) the relevant commodity or commodities related to the relevant commodity index or (y) the relevant Reference Commodities is not open for trading during its regular trading session as scheduled for the relevant day; or

(vii)           the relevant market for any Reference Commodity is not open for trading during its regular trading session as scheduled for the relevant day.

(e) “Non-Publication Event” means, the failure by the relevant exchange, index sponsor of the relevant commodity index or other price source to announce publicly or publish the following (or the information necessary for determining the following):  (a) the official settlement price for any relevant futures contract on (x) the relevant commodity or commodities related to the relevant commodity index or (y) the relevant Reference Commodities; or (b) the closing level of the relevant commodity index, in either case by noon (London time) on the immediately following Dealing Day, provided, however that the occurrence of such an event shall not constitute a “Non-Publication Event” in the case of clause (b) hereof if the Index Calculation Agent determines in its sole discretion by noon (London time) on such immediately following Dealing Day that the information necessary for determining the closing level of the relevant commodity index has been announced publicly or published by the relevant exchange, index sponsor of the relevant commodity index or other price source in which case the Index Calculation Agent shall determine the closing level of such commodity index (the closing level so determined being a “Proxy Calculated Level”) in good faith and in a commercially reasonable manner.

(f) “Constituent Disruption Event” means, in each case as determined by the Index Calculation Agent in its sole discretion, subject to the provisions of Section 9.4(g):

(i)           the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such Constituent on the relevant primary exchange for such shares for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant primary exchange;

(ii)           a breakdown or failure in the price and trade reporting systems of the relevant primary exchange for the shares of such Constituent as a result of which the reported trading prices for such shares are materially inaccurate for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant primary exchange;

(iii)           if applicable, the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of such Constituent or on any Related Exchange for such Constituent for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session in the applicable exchange or market;

(iv)           the net asset value of such Constituent is not calculated or is not announced by the Constituent Sponsor; or

(v)           the relevant sponsor of any Constituent suspends creations or redemptions of shares of such Constituent.

(g)           For the purpose of determining whether an Equity Index Disruption Event or a Constituent Disruption Event has occurred:

(1)           a limitation on the hours or number of days of trading will not constitute an Equity Index Disruption Event or a Constituent Disruption Event if it results from an announced change in the regular business hours of the relevant primary exchange or the primary exchange or market for trading in futures or options contracts related to the relevant shares;

(2)           limitations pursuant to the rules of any relevant primary exchange similar to New York Stock Exchange Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-

regulatory organization or any government agency of scope similar to New York Stock Exchange Rule 80B as determined by the Index Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(3)           a suspension of trading in futures or options contracts on the applicable equity index or shares of a Constituent by the primary exchange or market for trading in such contracts or shares by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or shares or (c) a disparity in bid and ask quotes relating to such contracts or shares, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the applicable equity index or the shares of such Constituent; and

(4)           a suspension, absence or material limitation of trading on any relevant primary exchange or, if applicable, on the primary exchange or market on which futures or options contracts related to the applicable equity index or the shares of such Constituent are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

10. Extraordinary Events

10.1         Extraordinary Events for each Constituent

(i)
For any Constituent, (a) if its net asset value is not calculated and is not announced by the Constituent Sponsor for the relevant Constituent, but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent, or (b) if it is replaced by a successor constituent whose Reference Commodities are the same as that of the replaced Constituent or whose Reference Index is either the same as that of the replaced Constituent or is an index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the replaced Constituent’s Reference Index and, in any case,  whose sponsor is acceptable to the Index Calculation Agent, then in the case of clause (a) or (b) above that Constituent will thereinafter be deemed to be the successor constituent, so calculated and announced by that successor sponsor described in clause (a) above or that successor constituent described in clause (b) above, as the case may be, with effect from a date determined by the Index Calculation Agent who may make such adjustments to the Rules of the relevant ETF Efficiente Index as it determines in good faith are appropriate to account for such change.  For the avoidance of doubt, the Index Calculation Agent shall not accept a particular successor constituent if the Index Calculation Agent determines, in its discretion, that doing so would immediately result in the occurrence of an Extraordinary Event.  Upon the acceptance of a successor constituent, such successor shall take the place of the relevant Constituent.  For the avoidance of doubt, the prior performance of such successor shall be used in the identification of the Unique Portfolio for future Performance Observation Periods.

(ii)
If an Extraordinary Event occurs in respect of a Constituent, the Index Calculation Agent, acting in good faith and a commercially reasonable manner, shall select as a substitute for such Constituent an ETF or an ETP, as the case may be, that the Calculation Agent determines, in its discretion, possesses substantially similar characteristics or provides a substantially similar exposure (as considered prior to the occurrence of such Extraordinary Event) as compared to the Constituent that is being replaced (such substitute constituent being referred to herein as a “substitute constituent”); in such a case, the Index Calculation Agent shall, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation methodology, valuation terms or any other rule in relation to the relevant ETF Efficiente Index to account for such substitution; provided that if the Index Calculation Agent determines, in its discretion, that no such substitute constituent is available, then the Index Calculation Agent will, in its discretion, (x) determine its good faith estimate of the closing price of such Constituent as of a date on or prior to the occurrence of such Extraordinary Event and use such estimate of the closing price (without modification over time) in respect of such Constituent in subsequent calculations of the Index Level of the relevant ETF Efficiente Index until the immediately following Re-Weighting Date, (y) remove such Constituent from the relevant ETF Efficiente Index and (z) in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation methodology, valuation terms or any other rule in relation to the relevant ETF Efficiente Index to account for such removal;.  For the avoidance of doubt, the Index Calculation Agent shall not select a particular substitute constituent if the Index Calculation Agent determines, in its discretion, that doing so would immediately result in the occurrence of an Extraordinary Event.  Upon the selection of a substitute constituent, such substitute shall take the place of the relevant Constituent.  For the avoidance of doubt, the prior performance of such substitute shall be used in the identification of the Unique Portfolio for future Performance Observation Periods.

“Extraordinary Event” in respect of a Constituent means:

(1)
for any Constituent, the sponsor of the relevant Reference Index of the Constituent makes a material change in the formula for or the method of calculating that Reference Index of the Constituent or in any other way materially modifies that Reference Index of the Constituent (other than a modification prescribed in that formula or method to maintain that Reference Index of the Constituent in routine circumstances);

(2)
for any Constituent, the Constituent Sponsor replaces the Reference Commodities or replaces the Reference Index of the Constituent with a successor index that does not, in the determination of the Index Calculation Agent, use the same or a substantially similar formula for and method of calculation as used in the calculation of the replaced Reference Index of the Constituent;

(3)
for any Constituent, the Constituent Sponsor permanently cancels the Constituent, and no successor exists, or the Constituent’s level or net asset value is not calculated and is not announced by the Constituent Sponsor for the relevant Constituent, and is not calculated and announced by a successor sponsor acceptable to the Index Calculation Agent;

(4)	a Constituent is de-listed from the relevant Exchange for such Constituent, liquidated, or otherwise terminated;
(5)	a Lock-In Event occurs in respect of a Constituent;
(6)
in respect of a Constituent, at any time, the license granted (if required) by a non-affiliate of the Index Calculation Agent to the Index Calculation Agent (or its affiliates) to use such Constituent for the purposes of the relevant ETF Efficiente Index terminates, or the Index Calculation Agent’s rights to use the Constituent for the purpose of the relevant ETF Efficiente Index is otherwise disputed by a non-affiliate of the Index Calculation Agent, impaired or ceases (for any reason); or

(7)	the occurrence (and/or continuation) of a Change in Law.

A “Lock-In Event” occurs when one or more of the following events occur, and the Index Calculation Agent determines in its sole discretion that such event or combination of events is material (although, for the avoidance of doubt, the Index Calculation Agent has no obligation to monitor actively whether or not any of the following events has occurred):

(a) There is an amendment, variation or modification to the offering documents of any Constituent, that, in the reasonable determination of the Index Calculation Agent, would materially adversely affect the ability of market participants to trade in shares of the Constituent;

(b) The Average Daily Trading Volume of any Constituent other than those specified in clauses (c) and (d) of this definition of Lock-In Event declines below $50 million;

(c) The Average Daily Trading Volume of the Constituent numbered 10 (GSG) in Table 1 (in Section 4 (The Constituents)) or any successor to or substitute for such Constituent declines below $7.5 million;

(d) The Average Daily Trading Volume of the Constituent numbered 11 (IAU) in Table 1 (in Section 4 (The Constituents)) or any successor to or substitute for such Constituent declines below $1 million;

(e) The Market Capitalization of any Constituent other than those specified in clause (f) declines below $500 million;

(f) The Market Capitalization of the Constituent numbered 11 (IAU) in Table 1 (in Section 4 (The Constituents)) or any successor to or substitute for such Constituent declines below $200 million.

(g) The net asset value of any Constituent is not calculated or is not announced by the relevant Constituent Sponsor for 5 consecutive Dealing Days for such Constituent;

(h) The relevant sponsor of the Reference Index of any Constituent fails to calculate and publish the Closing Level for such index for 5 consecutive Dealing Days; or

(i) The relevant sponsor of any Constituent suspends creations or redemptions of shares of such Constituent for 5 consecutive Dealing Days or announces a suspension of unlimited duration of such creations or redemptions.

 A “Change in Law” occurs when, due to either:

(a)           the adoption of, or any change in, any applicable law, regulation or rule (including, without limitation, any tax law); or

(b)           the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the U.S. Commodity Futures Trading Commission or any exchange or trading facility), the Index Calculation Agent determines in good faith that (x) it is contrary to such law, rule, regulation or order for any market participants that are brokers or financial intermediaries (individually or collectively) to hold, acquire or dispose of (in whole or in part) any Constituent, any transaction referencing any Constituent or any component of any Constituent or of any Reference Index of any Constituent or, (y) holding a position in any Constituent, any transaction referencing any Constituent or any component of any Constituent or of any Reference Index of any Constituent is (or, but for the consequent disposal or termination thereof, would otherwise be) in excess of any allowable position limit(s) applicable to any market participants that are brokers or financial intermediaries (individually or collectively) under any such law, rule or regulation in relation to such Constituent, transaction referencing the Constituent or component of the Constituent or of the Reference Index of the Constituent, including in any case traded on any exchange(s) or other trading facility (including, without limitation, any relevant exchange).

10.2	Anti-Dilution Adjustments

With respect to each Constituent (or the relevant successor or substitute Constituent), anti-dilution adjustments to the Closing Level of such Constituent will only be made (a) if the shares of a Constituent are subject to a share split or reverse share split, once such split has become effective, and (b) if a Constituent is subject to (i) an issuance of additional shares of such Constituent that is given ratably to all or substantially all holders of shares of such Constituent or (ii) a distribution of shares of such Constituent as a result of the triggering of any provision of the corporate charter of such Constituent, once the dividend or distribution has become effective and the shares of such Constituent are trading ex-dividend.  The Index Calculation Agent will be solely responsible for the determination and calculation of any such anti-dilution adjustments and any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

11.           Corrections

If (i) the Closing Level of any Constituent as of any date which is published or otherwise made available in respect of the relevant Constituent is subsequently corrected and such correction is published or otherwise made available in respect of such Constituent; or (ii) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of an ETF Efficiente Index, then the Index Calculation Agent may, if practicable and if the Index Calculation Agent determines acting in good faith that such correction, error or omission (as the case may be) is material, adjust or correct the relevant calculation or determination and/or the Index Level as of any Index Business Day to take into account such correction.

12.           Responsibility

The Index Calculation Agent shall act in good faith and in a commercially reasonable manner with respect to the performance of its obligations and the exercise of its discretion pursuant to these Rules.

Although these Rules are intended to be comprehensive, ambiguities may arise.  In such circumstances, the Index Calculation Agent will resolve such ambiguities in a reasonable manner and, if necessary, amend these Rules to reflect such resolution.

Neither the Index Calculation Agent nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of any ETF Efficiente Index or any use to which any person may put any ETF Efficiente Index or their Index Levels.  All determinations of the Index Calculation Agent in respect of each ETF Efficiente Index shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof.  Once a determination or calculation is made or action taken by the Index Calculation Agent in respect of an ETF Efficiente Index, neither the Index Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

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Definitions

Terms not otherwise defined herein, shall have the following meanings:

“Affected Constituent”	has the meaning given to such term in Sections 9.1, 9.2 and 9.3.

“Average Daily Trading Volume”
means, with respect to a Constituent and an Index Business Day, the product of (a) the average volume of trading in the shares of such Constituent on all exchanges over the preceding 6 month period, as reported by Bloomberg using the function Bloomberg Ticker US HP and selecting a 6 month range or another information provider selected by the Index Calculation Agent, and (b) the Closing Level of such Constituent on such Index Business Day.  The Average Daily Trading Volume for each Constituent on July 31, 2014 is provided in Schedule 2 to this Part A.

“Base Date”	means December 31, 2007, as specified in Section 5 (Initial Composition of the ETF Efficiente Indices).

“Business Day”	a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

“Change in Law”	has the meaning given to such term in Section 10 (Extraordinary Events).

“Closing Level”
means, subject to the provisions of Section 9 (Market Disruption) and Section 10 (Extraordinary Events),  in respect of a Constituent and a Dealing Day, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price) of the principal trading session on such Dealing Day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Constituent is listed or admitted to trading.

“Closing TR Level”	means, in respect of a Constituent and a Dealing Day, as defined in Section 6.2 (Identifying the Unique Portfolio for Each Performance Observation Period).

“Commodity Disruption Event"	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“Constituent”	means each ETF or ETP that is a constituent of an ETF Efficiente Index.

“Constituent Disruption Event”	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“Constituent Sponsor”	means, in respect of a Constituent, the sponsor or successor sponsor of such Constituent.

“Dealing Day”	means, in respect of a Constituent, each day on which the primary exchange in the United States for such Constituent is scheduled to be open for trading for its regular trading session.

“Disrupted Day”	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“ETF”	has the meaning given to such term in Section 2 (General Notes on the ETF Efficiente Indices).

“ETF Efficiente Index”	means each index comprised in the JPMorgan ETF Efficiente Series X Index Series

“ETP”	has the meaning given to such term in Section 2 (General Notes on the ETF Efficiente Indices).

“Eligible Portfolio”	has the meaning given to such term in Section 6.4 (Eligible Portfolios & Weighting Constraints)

“Equity Index Disruption Event”	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“Ex-Dividend Date”
means, with respect to a dividend or other distribution for a Constituent, the first trading day on which transactions in the shares of such Constituent trade on the relevant exchange without the right to receive that dividend or other distribution.

“Extraordinary Event”	has the meaning given to such term in Section 10 (Extraordinary Events).

“Fee”	means the Fee specified in the applicable module in Part B for the applicable ETF Efficiente Index.

“Gross Dividend Amount”
means, in respect of a Constituent and an Ex-Dividend Date for such Constituent, 100% of the amount of any dividend or other distribution per share of the Constituent that a shareholder in that Constituent on that Ex-Dividend Date would no longer have the right to receive due to the occurrence of such Ex-Dividend Date, as determined by the Index Calculation Agent in its discretion as (x) the amount of any cash dividend paid or other cash distribution made and (y) the fair market value of any distribution of shares of capital stock, evidences of indebtedness or other assets or property of such Constituent (other than share dividends or distributions referred to in Section 10.2 (Anti-Dilution Adjustments).  If a portion of such distribution consists of property traded on the Ex-Dividend Date on a U.S. national securities exchange, the fair market value of such portion will equal the closing price of such distributed property on such Ex-Dividend Date.

“Index Business Day”	means a day (i) on which the New York Stock Exchange is scheduled to open for trading for its regular trading session and (ii) that is a Dealing Day for all Constituents.

“Index Calculation Agent”	has the meaning given to such term in Section 3 (Index Calculation Agent).

“Index Level”	has the meaning given to such term in Section 2 (General Notes on the ETF Efficiente Indices).

“Initial Re-Weighting Date”	has the meaning given to such term in Section 5 (Initial Composition of the ETF Efficiente Indices).

“Initial Re-Weighting Selection Date”	has the meaning given to such term in Section 5 (Initial Composition of the ETF Efficiente Indices).

“JPMS”	means J.P. Morgan Securities plc

“Lock-In Event”	has the meaning given to such term in Section 10 (Extraordinary Events).

“Market Capitalization”
means, with respect to a Constituent and an Index Business Day, the market capitalization of the Constituent as provided by Bloomberg on the “DES” page or by another information provider selected by the Index

Calculation Agent for such Constituent on such Index Business Day. The Market Capitalization for each Constituent on July 31, 2014 is provided in Schedule 2 to this Part A.

“Market Disruption Event”	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“Non-Publication Event”	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“Performance”
means, in respect of an Eligible Portfolio and a Performance Observation Period, the performance of such Eligible Portfolio over such Performance Observation Period, as determined by the Index Calculation Agent using the algorithm(s) set out in Section 6

“Performance Observation Period”	has the meaning given to such term in Section 6.1 (Identifying the Performance Observation Periods).

“Prior Dealing Day”	has the meaning given to such term in Section 6.2 (Identifying the Unique Portfolio for each Performance Observation Period).

“Prior Non-Disrupted Dealing Day”	has the meaning given to such term in Section 6.2 (Identifying the Unique Portfolio for each Performance Observation Period).

“Proxy Calculated Level”	has the meaning given to such term in Section 9.4 (Definitions Related to Market Disruption).

“Re-weighting Date”	has the meaning given to such term in Section 2 (General Notes on the ETF Efficiente Indices).

“Re-weighting Selection Date”	has the meaning given to such term in Section 2 (General Notes on the ETF Efficiente Indices).

“Realized Volatility”
means, in respect of an Eligible Portfolio and a Performance Observation Period, the annualized realized volatility of such Eligible Portfolio over such Performance Observation Period, as determined by the Index Calculation Agent pursuant to Section 6.2 (Identifying the Unique Portfolio for each Performance Observation Period).

“Reference Commodity”	means with respect to a Constituent, each commodity underlying such Constituent.

“Reference Index”	means with respect to a Constituent, the index underlying such Constituent.

“Related Exchange”
means, in respect of any Constituent, each exchange or quotation system, if any, specified as such in Table 1 (above in Section 4 (The Constituents)), any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in futures or options contracts relating to the Constituent has temporarily relocated (provided that the Index Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the Constituent on such temporary substitute exchange or quotation system as on the original Related Exchange), provided, however, that where “All Exchanges” is specified as the Related Exchange, “Related Exchange” shall mean each exchange or quotation system (as determined by the Index Calculation Agent) where trading has a material effect (as determined by the Index Calculation Agent) on the overall market for futures or options contracts relating to the Share.

“Rules”	means the rules of the JPMorgan ETF Efficiente Series X Index Series as set out in this document, as the same may be supplemented, amended or restated from time to time.

“Start Date”	for each ETF Efficiente Index, has the meaning given to such term in the applicable module in Part B.

“Target Volatility”
has the meaning given to such term in Section 2 (General Notes on the ETF Efficiente Indices) and is specified in the applicable module in Part B, subject to adjustment in accordance with Section 6.2(f).

“Unique Portfolio”	has the meaning give to such term in Section 6.2 (Identifying the Unique Portfolio for Each Performance Observation Period).

“Weekday”	means any day other than a Saturday or a Sunday.

“Weight”
means, in respect of a Constituent  and a Re-weighting Date, the weight assigned to that Constituent within an ETF Efficiente Index as of the relevant Re-weighting Date, as determined by the Index Calculation Agent on the Re-weighting Selection Date immediately preceding that Re-weighting Date in accordance with Section 6 (Determining the Weights for the Constituents)

“Weighting Constraints”	has the meaning given to such term in Section 6.4 (Eligible Portfolios & Weighting Constraints) and are detailed in the applicable module in Part B.

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Schedule 1:

The indices comprising the JPMorgan ETF Efficiente Series X Index Series:

Table A of this Schedule 1 below sets out the name of each index in the JPMorgan ETF Efficiente Series X Index Series.  The relevant parameters for each ETF Efficiente Index are provided in the applicable module in Part B.

TABLE A.

Name
JPMorgan ETF Efficiente 10 TR Series X Index

This table may be amended from time to time to add additional ETF Efficiente Series X Indices.

Schedule 2:

Appendix:  Average Daily Trading Volume and Market Capitalization as of July 31, 2014

Table A.

	Constituent Name	Bloomberg Ticker	Average Daily Trading Volume as of July 31, 2014 ($MM*)	Market Capitalization as of July 31, 2014 ($MM*)
1	Vanguard S&P 500 ETF	VOO	431	21,680
2	iShares Core S&P Small-Cap ETF	IJR	82	13,480
3	Vanguard FTSE Developed Markets ETF	VEA	201	23,430
4	iShares 20+ Year Treasury Bond ETF	TLT	2,080	4,360
5	iShares iBoxx $ Investment Grade Corporate Bond ETF	LQD	251	17,840
6	SPDR Barclays High Yield Bond ETF	JNK	505	9,480
7	Vanguard FTSE Emerging Markets ETF	VWO	549	48,360
8	iShares J.P. Morgan USD Emerging Markets Bond ETF	EMB	297	4,620
9	Vanguard REIT ETF	VNQ	239	23,950
10	iShares S&P GSCI Commodity-Indexed Trust	GSG	11	1,136
11	iShares Gold Trust	IAU	40	6,827
12	iShares TIPS Bond ETF	TIP	67	13,410
13	iShares 1-3 Year Treasury Bond ETF	SHY	122	9,090

* Numbers have been rounded to the nearest $1 MM

Part B

PARAMETERS FOR EACH OF THE JPMORGAN ETF EFFICIENTE INDICES

MODULE B1:  JPMORGAN ETF EFFICIENTE 10 TR SERIES X INDEX

Name	JPMorgan ETF Efficiente 10 TR Series X Index
Start Date	September 29, 2014
Index Level on the Start Date	164.59
Target Volatility	10.00%
Fee	0.00% per annum
Weighting Constraints

(i)            The minimum possible Weight assigned to any Constituent is zero percent (0%);

(ii)           The Weight assigned to each Constituent is an integral multiple of five percent (5%);

(iii)           The maximum possible Weight assigned to (x) either the iShares 1-3 Year Treasury Bond ETF  or the iShares TIPS Bond ETF is fifty percent (50%), (y) either the iShares S&P GSCI Commodity-Indexed Trust or the iShares Gold Trust is ten percent (10%) and (z) any other Constituent is twenty percent (20%);

(iv)          The sum of the Weights assigned to the Constituents numbered 1 through 3 in Table 1 (in Section 4 (The Constituents) of Part A) shall not be greater than fifty percent (50%).  For the avoidance of doubt, the sum of the Weights assigned to the Vanguard S&P 500 ETF, iShares Core S&P Small-Cap ETF and Vanguard FTSE Developed Markets ETF shall not be greater than fifty percent (50%);

(v)           The sum of the Weights assigned to the Constituents numbered 4 through 6 in Table 1 (in Section 4 (The Constituents) of Part A) shall not be greater than fifty percent (50%)  For the avoidance of doubt, the sum of the Weights assigned to the iShares 20+ Year Treasury Bond ETF, the iShares iBoxx $ Investment Grade Corporate Bond ETF, and the SPDR Barclays High Yield Bond ETF shall not be greater than fifty percent (50%);

(vi)          The sum of the Weights assigned to the Constituents numbered 7 and 8 in Table 1 (in Section 4 (The Constituents) of Part A) shall not be greater than forty percent (40%).  For the avoidance of doubt, the sum of the Weights assigned to the Vanguard FTSE Emerging Markets ETF and the iShares J.P. Morgan USD Emerging Markets Bond ETF shall not be greater than forty percent (40%);

(vii)         The sum of the Weights assigned to the Constituents numbered 9 through 11 in Table 1 (in Section 4 (The Constituents) of Part A) shall not be greater than forty percent (40%).  For the avoidance of doubt, the sum of the Weights assigned to the Vanguard REIT ETF, the  iShares S&P GSCI Commodity-Indexed Trust and the iShares Gold Trust shall not be greater than forty percent (40%);

(viii)       The sum of the Weights assigned to the Constituents numbered 12 and 13 in Table 1 (in Section 4 (The Constituents) of Part A) shall not be greater than fifty percent (50%).  For the avoidance of doubt, the sum of the Weights assigned to the iShares TIPS Bond ETF and the iShares 1-3 Year Treasury Bond ETF shall not be greater than fifty percent (50%); and

(ix)          The sum of the Weights assigned to all the Constituents shall be equal to one hundred percent (100%).

Consequently, as long as Weighting Constraints (iii) through (ix) above are satisfied, (a) the Weight assigned to each Constituent numbered 1, 2, 3, 4, 5, 6, 7, 8 or 9,  in Table 1 (in Section 4 (The Constituents) of Part A) in an Eligible Portfolio may be any of 0%, 5%, 10%, 15%, or 20%; (b) the Weight assigned to each Constituent numbered 10 or 11 in Table 1 (in Section 4 (The Constituents) of Part A) in an Eligible Portfolio may be any of 0%, 5% or 10%; and (c) the Weight assigned to each Constituent numbered 12 or 13 in Table 1 (in Section 4 (The Constituents) of Part A) may be any of  0%, 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45% or 50%.

Risk Factors

The following list of risk factors does not purport to be a complete enumeration or explanation of all the risks associated with an ETF Efficiente Index.

(a)       Proprietary and Rules-Based Trading Index

An ETF Efficiente Index follows a notional rules-based proprietary trading strategy that operates on the basis of pre-determined rules.  Accordingly, potential investors in financial products which are linked to the performance of an ETF Efficiente Index should determine whether those rules as described in the Rules of that ETF Efficiente Index are appropriate in light of their individual circumstances and investment objectives.

No assurance can be given that the investment strategy on which an ETF Efficiente Index is based will be successful or that such ETF Efficiente Index will outperform any alternative strategy that might be employed in respect of the Constituents.

(b)        Notional Exposures

An ETF Efficiente Index comprises notional assets and liabilities.  The exposures to the Constituents are purely notional and will exist solely in the records maintained by or on behalf of the Index Calculation Agent.  Consequently, investors in financial products which are linked to the performance of an ETF Efficiente Index will not have any claim against any of the reference assets which comprise that ETF Efficiente Index.

(c)       Lack of Operating History

Each ETF Efficiente Index is only recently established and therefore has no history to evaluate its likely performance.  Any back-testing or similar analysis performed by any person in respect of any ETF Efficiente Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when calculating the Index Level of that ETF Efficiente Index.

Past performance should not be considered indicative of future performance.

(d)         Market Risks

The performance of an ETF Efficiente Index is dependent on the performance of the 13 Constituents.  As a consequence, investors in financial products the return on which is linked to an ETF Efficiente Index should appreciate that their investment is exposed to the performance of the Constituents.

(e)           Momentum Investment Strategy

Each ETF Efficiente Index is constructed using what is generally known as a momentum investment strategy.  Momentum investing generally seeks to capitalize on positive trends in the price of assets.  Even when the Closing Levels of the Constituents are trending downwards, the ETF Efficiente Index will continue to be comprised of the 13 Constituents.  Due to the “long-only” construction of each ETF Efficiente Index in respect of all Constituents, the Weight of each such Constituent will not fall below zero in respect of each Re-weighting Date even if the relevant Constituent displayed a negative performance over the relevant Performance Observation Periods.

Furthermore, the results that may be obtained from investing in any security or other investment or transaction linked to an ETF Efficiente Index may be significantly different from the results that could theoretically be obtained from investing in the Constituents. Such differences may arise for a number of reasons including, but not limited to, the fees deducted from the Index Level.

 (f)           Extraordinary Events

Following the occurrence of certain extraordinary events as described in Section 10 of the Rules, with respect to an Constituent, the affected Constituent may be replaced by a substitute Constituent.

(g)           Index Calculation Agent Discretion

The Rules of each ETF Efficiente Index confer on the Index Calculation Agent discretion in making certain determinations and calculations from time to time.  The exercise of such discretion in the making of calculations and determinations may adversely affect the performance of an ETF Efficiente Index.  Without limitation to the generality of the foregoing, the Index Calculation Agent has discretion in relation to the calculation of the Index Level in the event of a Market Disruption Event.

(h)           Potential Conflicts of Interest

Potential conflicts of interest may exist in the structure and operation of each ETF Efficiente Index and in the course of the normal business activities of JPMorgan or any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents.  Further information is set out in the disclaimer below.

The foregoing list of risk factors is not intended to be exhaustive.  All persons should seek such advice as they consider necessary from their professional advisors, legal, tax or otherwise, without reliance on the Index Calculation Agent or any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents.

Notices, Disclaimers and Conflicts of Interest

These Rules have been prepared solely for informational purposes and nothing in these Rules constitutes an offer to buy or sell any securities, participate in any transaction or adopt any investment linked to an ETF Efficient Index or as legal, tax, regulatory, financial or accounting advice. These Rules may change at any time without prior notice.

Neither the Index Calculation Agent nor any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) make any representation or warranty, whatsoever, express or implied, as to the results that may be obtained through the use of this document or any ETF Efficiente Index. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by law, all warranties of accuracy, completeness, merchantability, or fitness for a particular purpose with respect to any information contained in this document and no Relevant Person shall have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of any such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any ETF Efficiente Index or the Index Level.

During the course of their normal business, the Index Calculation Agent or any of the other Relevant Persons may (i) enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to any ETF Efficiente Index and/or any of the Constituents and/or (ii) act as an investment manager, investment advisor, administrator, custodian, prime broker or other service provider to any of the Constituents. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to any ETF Efficiente Index or any of the Constituents, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Level but all persons reading this document should be aware that a conflict of interest could arise where anyone is acting in more than one capacity, and such conflict may have an impact, positive or negative on the Index Level. Neither the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favorable to anyone with exposure to any ETF Efficiente Index.

The Rules have been developed with the possibility of the Index Calculation Agent or any of the other Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to any ETF Efficiente Index and hedging such transactions or investments in any manner that they see fit. Accordingly it should be assumed that these Rules have and will be analyzed from this point of view.

As mentioned above, each ETF Efficiente Index is described as a notional basket because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. Each ETF Efficiente Index merely identifies certain reference assets, the performance of which will be used as a reference point for calculating the Index Level.

No one may reproduce or disseminate the information contained in this document or the Index Level of any ETF Efficiente Index without the prior written consent of the Index Calculation Agent. This document is not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

The Rules shall be governed by and construed in accordance with the laws of New York.

Index Disclaimers

Copyright JPMorgan Chase & Co. 2014. All rights reserved.

JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities LLC is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities plc and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (“MAS”). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer.

SEC LEGEND
JPMorgan Chase & Co. (“J.P. Morgan”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (866) 535-9248.

Free Writing Prospectus filed pursuant to Rule 433: Registration Statement No. 333-177923

October 21, 2014